UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 21, 2008 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2008, the compensation committee (the “Compensation Committee”) of the board of directors of Heska Corporation (the “Company”), approved the following: (i) the amount of cash incentive bonuses earned under the Company’s previously disclosed 2007 Management Incentive Plan for the fiscal year 2007, (ii) increases in the base salaries effective March 1, 2008, for the Company’s principal executive officer, principal financial officer and other named executive officers and (iii) the establishment of the 2008 Management Incentive Plan for the fiscal year 2008.

The following table shows the fiscal year 2007 Management Incentive Plan bonus amounts and fiscal year 2008 base salaries approved by the Compensation Committee for the Company’s principal executive officer, principal financial officer and other named executive officers:

Name	Title	2007 MIP Payout	2008 Base Salary
Robert B. Grieve, Ph.D.	Chairman and Chief Executive Officer	$60,242	$420,000
Jason Napolitano	Executive Vice President and Chief Financial Officer	$24,519	$243,000
Joseph H. Ritter, D.V.M.	Executive Vice President, Global Business Operations	$23,000	$208,000
Michael A. Bent	Vice President, Principal Accounting Officer and Controller	$18,000	$172,000

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
The following exhibit is furnished with this report on Form 8-K:

10.1	Heska Corporation 2008 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: February 27, 2008	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President and Chief Financial Officer